Exhibit 10.28
Annex 1 to the guarantee dated October 10, 2007 in the amount of EUR 15 Mio. By IPG Laser
GmbH, Burbach
The following branches and subsidiaries of Deutsche Bank AG have entered into a business relationship with subsidiaries of IPG Laser GmbH.
In this context, subsidiaries of IPG Laser GmbH may draw funds within the EUR 15,000,000.—umbrella credit facility dated Oct. 10, 2007 based on the borrower’s guarantee in the amount of EUR 15,000,000.—as listed below:

			Amount
	DB	Local	(in k	Cash /
Debtor	branch/subsidiary	currency	currency)	discount	Guarantee	total
Total credit facilities IPG Laser GmbH – group, thereof				12.000	3.000	15.000
		if not		Exchange value in k Euro

IPG Laser GmbH, Burbach	Siegen			8.000	3.000	11.000

Credit lines under guarantee of IPG Laser GmbH

IPG Fibertech S.r.l., Via Pisacone, 46, 20025 Legnano (MI), Italy	Deutsche Bank Spa, Milano Italy			1.000		1.000

IRE-Polus NTO, 141190, Fryazino, pl. Vvedenskogo, Russua	Deutsche Bank Ltd., Moscow, Russia			3.000		3.000

Total Credit lines based on the borrower’s guarantee				12.000	3.000	15.000
Burbach, dated March 5, 2009
IPG Laser GmbH

/s/ Valentin P. Gapontsev
legally binding signatures
Being guarantor we agree with the above mentioned changes of the facilities within the Credit Facility Agreement dated Oct. 10, 2007 between IPG Laser GmbH and the bank regarding the Umbrella Facility in the amount of EUR 15 million. Further we agree with all future changes within the Umbrella Facility and waive separate information thereof, provided that the allocation to subsidiaries of IPG Laser GmbH does not exceed an aggregate the amount of EURO 9 million (cash/discount and / or guarantees).
Burbach, dated March 5, 2009
IPG Photonics Corporation

/s/ Timothy P.V. Mammen
legally binding signatures